AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     AMENDED AND RESTATED EMPLOYMENT AGREEMENT entered into on November 30, 1996, by and between RCM TECHNOLOGIES, INC., a Nevada corporation, INTERTEC
DESIGN, INC. a New York corporation and CATARACT, INC., a Pennsylvania corporation, (hereafter collectively "Employer") and LEON KOPYT (hereafter "Employee ).
     In consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties agree as follows:

         EMPLOYMENT; TERM, COMPENSATION:

     1. Commencing  March 1, 1996,  Employer hereby employs Employee for a three
(3) year term ending February 28, 1999. The prior sentence notwithstanding, commencing on February 28, 1997 and each February 28th thereafter the term of this Agreement shall automatically be extended for one (1) additional year beyond the then existing term, each such term conditioned only upon Employee's completion of the prior one year term without death, disability and without being terminated "for good and sufficient cause" as set forth in paragraph 4 hereof. Employee's compensation and benefits for each calendar year shall be as determined by the Compensation Committee of the Board of Directors of the Employer (or by such committee of the Board to which such a determination may have been delegated); provided, always that such compensation and benefits shall never be less than Employee's Initial Compensation and Benefits as set forth in this Agreement and on Exhibit 'A' hereto.

         DUTIES:

     2. Employee shall devote his full time, attention and best efforts to his duties as President and Chief Executive Officer. Employee shall at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Employer.
         VACATIONS:

     3. (a) Employee shall receive four (4) weeks of paid vacation in each calendar year. Vacation pay shall be cumulative and to the extent not taken shall be compensated; provided, however, that in no event and at no time shall Employee be entitled to cumulate in excess of eight (8) weeks of unused vacation pay from prior calendar years.
         HOLIDAYS:

     (b) Employee shall be entitled to those holidays allowed for by Company policy.

         ILLNESS:

     (c) If Employee is prevented from performing his duties by reason of illness or incapacity for an aggregate of ninety (90) days in any year of this Agreement, Employer shall not be obligated to pay Employee compensation for any period of absence in excess of the aggregate of ninety (90) days in any year. Sick pay shall be non-cumulative and, to the extent not used, shall not be compensated.
         DISABILITY:

     (d) If Employee is prevented from performing his duties by reason of verifiable physical or mental illness or incapacity for the continuous period of ninety (90) days, then Employer, in addition to the remedy provided for in subparagraph (c) hereof, may on thirty (30) days prior notice, terminate Employee's employment. Employer shall include Employee in at least such disability insurance coverage as Employer presently provides Employee.
         TERMINATION:

     4. (a) Notwithstanding any other provision hereof, the employment of the Employee shall terminate immediately upon the death of Employee or Employee's discharge by employer upon "good and sufficient cause" as defined below.

 In the event of the Employee's death while employed by the Employer, Employer will pay Employee's named beneficiary, or if there be none then living, to his estate, Employee's base salary at the date of his death for a period of six (6) months after the date of death, payable weekly.
                  (b)      "Good and sufficient cause" shall mean:

     (i) A 'material breach' of this Agreement by Employee which is not cured within 15 days of written notice thereof. A 'material breach' shall be defined as: (a) the unwillingness or failure of Employee to discharge his duties hereunder within fifteen (15) days of written notice specifying such events; and
(b) the continued refusal to follow the directives of the Board which are consistent with Employee's duties and responsibilities as designated by the Board, within fifteen (15) days of written notice to that effect from the Employer unless the failure to follow such directives were either (x) based upon the advice of counsel or (y) based upon the Employee's judgment in good faith that such directives would not be in the best interests of the Employer or its stockholders.

     (ii) Any action or series of actions undertaken by Employee in his capacity as an Employee of the Company that results in the commission by Employee of a felony for which he is convicted by a court of competent jurisdiction; or
     (iii) The finding by a court of competent jurisdiction that Employee perpetrated a dishonest act or common law fraud against the Employer or any affiliate thereof.
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     (c) If  Employee  is  terminated  for "good  and  sufficient  cause",  then
Employer shall provide Employee, upon termination a written explanation for such termination, identifying such "good and sufficient cause."

     (d) If Employee is terminated without "good and sufficient cause", then in lieu of any further salary payments to Employee for periods subsequent to the date of termination:
     (i) the Company shall pay as a liquidated amount to Employee within 30 days of such termination, a lump sum cash payment which is equal to the total of any further salary and bonus payments that would have become due to Employee had he remained employed by Employer for a period of three (3) years following the date of termination; calculating the amount of such salary based upon the Employee's current gross salary (for federal income tax purposes) and bonus based upon the bonus that was received by Employee during Employer's most recently completed fiscal year;

     (ii) any stock options to acquire the Company's stock held by Employee which were not fully exercisable shall become immediately fully exercisable by Employee notwithstanding any provision of any option agreement to the contrary;
     (iii) the Company shall continue to pay or make available to Employee for a period of two (2) year after the date of termination, all Employee benefits including all health, disability and life insurance plans provided by or through the Employer, including those otherwise provided in this Employment Agreement upon the date of termination; and
     (iv) the "Non-Disclosure/Non-Competition" restrictions contained within paragraph 8 of this Employment Agreement and the "Remedies" associated therewith contained within paragraph 9 of this Agreement shall be null and void and unenforceable and inapplicable as to the Employee.

     (e) the Employee shall not be required to mitigate that amount of any payment provided for under subparagraph 4(d) by asking for any other employment and none of these payments may be reduced by any future salary that Employee may earn from third parties.
         BUSINESS EXPENSES:

     5. During the period in which Employee is employed by Employer, Employer agrees to pay all reasonable expenses incurred by Employee in furtherance of the business of Employer including travel and entertainment expense. Employer agrees to reimburse Employee for any such expenses upon submission by him of a statement itemizing such expenses.
         AUTO EXPENSES:

     throughout the remainder of the term of this Agreement, Employer agrees to continue such payments, however, subject to reasonable increases at the request of Employee which shall not exceed 10% per annual period. Also during the term of this Agreement, Employer shall pay all other reasonable expenses incurred by Employee in the operation and maintenance of the automobile.
         MEDICAL INSURANCE:

     7. During the period in which Employee is employed by Employer, Employer shall reimburse Employee for the medical insurance premium and/or include Employee and his family in the medical insurance coverage provided for executive level employees of Employer.
         8.       NON-DISCLOSURE/NON-COMPETITION:

     (a) Employee will not, during or at any time after the termination of this Agreement, without authorization of Employer, disclose to, or make use for himself or for any person, corporation, or other entity, any trade secret or other confidential information concerning the business, clients, methods, operations, financing or services of employer. Trade secrets and confidential information shall mean information disclosed to Employee or known by him as a consequence of his employment by Employer, whether or not pursuant to this Agreement, and not generally known to the industry. Without limiting the generality of the foregoing, trades secrets and confidential information shall include market analysis and market expansion plans of Employer and all technical information relating to products or systems developed by Employer and all planned product or system improvements or changes to the extent not generally known to the industry. It shall not be a breach of this Section 8 if Employee discloses information that is already generally known to the public, or if Employee is required to disclose such information by law or court order.

     (b) Employee agrees that he will not, directly or indirectly, during the term of this Agreement and for a period of one (1) year thereafter. within the geographic areas in which Employer conducts its operations upon the termination of his employment, engage in the business of placement of technical or temporary personnel, whether as an employee, owner, partner, agent director, officer or shareholder and, without limiting the generality of the foregoing, do any of the following:

     (i) Solicit, divert, accept business from or otherwise take away any client of Employer who is or was client during the term of the Agreement, including all clients directly or indirectly produced or generated by Employee;

     (ii) Solicit, induce or contract with any of the Employer's employees to leave Employer or to work for Employee or any company with which Employee is connected; or
     (iii) Solicit, divert or take away any of Employer's sources of business.

     (c) Notwithstanding the provisions contained in this Section 8, Employee shall have the right to beneficially own no more than five percent (5%) of the stock of a public company which is a competitor of the Employer.
         REMEDIES:

     9. Employer agrees that a violation of any of the provisions of paragraph 8 hereof will cause irreparable damage to Employer the exact amount of which it will be possible to ascertain and, for that reason, Employee agrees that Employer shall be entitled to injunctive relief restraining any violation of paragraph 8 hereby by Employee and any person, firm or corporation associated with him, such right to be cumulative and in addition to all other remedies available to Employer by reason of such violation.
         LIFE INSURANCE:

     10. During the term of this Agreement. Employer shall take out and pay the premium on a policy of term life insurance in the amount not less than $200,000.00 insuring the life of Employee and payable one-half to such beneficiary as he shall designate and one-half to Employer.

         APPROVAL:

     11. This Agreement shall be effective upon its approval by the Chairman of Employer's Compensation Committee and upon its execution by the parties hereto.
         ARBITRATION:

     12.  Except  for  matters  arising  under  paragraphs  8 and 9,  hereof any controversy, claim or dispute arising out of or relating to this Agreement, shall be submitted to arbitration in the City of Philadelphia, Commonwealth of Pennsylvania, in accordance with the rules of the American Arbitration Association. The expenses of the arbitration shall be paid equally by Employer and Employee. Any judgment upon the award made and rendered by the arbitration may be entered in a Court of competent jurisdiction.
         CHOICE OF LAW:

     13. This Agreement shall be governed by the law of the Commonwealth of Pennsylvania without regard to conflict of law principles.
         NOTICES:

     14. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, as follows:

         IF TO EMPLOYEE:

                  Leon Kopyt
                  447 Waring Street
                  Philadelphia, PA  19116

         IF TO EMPLOYER:

                  RCM Technologies, Inc.
                  P.O. Box 8525
                  Cherry Hill, NJ  08002

         BINDING EFFECT:

     15. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, successors and assigns.
                  INTEGRATION-AMENDMENT:

     16. This Agreement contains the entire agreement between the parties hereto, with respect to the transactions contemplated herein and supersedes all previous representations, negotiations, commitments and writings with respect thereto. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by all of the parties hereto. This Agreement supersedes the Employment Agreements between the parties hereto dated April 15, 1994 and March 1, 1996.













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                                       (This Space Left Blank Intentionally)

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.
                                     RCM TECHNOLOGIES, INC.

                                      BY:________________________________

                                      ATTEST:___________________________


                                      INTERTEC DESIGN, INC.

                                      BY:________________________________

                                      ATTEST:___________________________


                                      CATARACT, INC.

                                      BY:________________________________

                                       ATTEST:___________________________


                                        ___________________________________
                                        LEON KOPYT


                                        APPROVED:

                                        ___________________________________
                                        WOODROW B. MOATS, JR.,
                                        CHAIRMAN
                                        COMPENSATION COMMITTEE

                                                    EXHIBIT 'A'
                                         SCHEDULE OF INITIAL COMPENSATION


     Initial Salary: $300,000.00 annually, payable in equal weekly installments
         Initial Bonus:

     On amounts of up to $750,000.00 of operating profits - 3%(*)

     On amounts over $750,000.00 and up to $1,500,000.00 of operating profit - 2%(*)
     On all amount over $1,500,000.00 of operating profit - 1%(*)
____________________________________________________________________________

     (*) Bonus shall be based on Employer's operating profits on a consolidated basis before state and federal income taxes for the fiscal year ending within each calendar year during the term of this Agreement. Any such bonus shall be payable within sixty (60) days following the close of Employer's fiscal year.

                                            APPROVED:

                                            __________________________________
                                            Woodrow B. Moats, Jr., Chairman
                                            Compensation Committee







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